Exhibit 99.1

CORPORATE GOVERNANCE GUIDELINES

The following corporate governance guidelines have been approved and adopted by the Board of Directors of Old National Bancorp. These guidelines, along with Old National’s corporate charter, bylaws and charters of the various committees of the Board, provide the foundation for our governance. Unless the context otherwise requires, all references to “Old National” or the “Company” in these guidelines shall refer to Old National Bancorp, its subsidiaries and affiliates.

1.	Director Qualifications

Members of the Company’s Board of Directors (“Board”) must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. It is therefore the policy of the Board that all persons nominated to serve as a Director of the Company should possess the minimum qualifications described in this section entitled Director Qualifications. These are only threshold criteria, however, and the Board will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances. Under exceptional and limited circumstances, the Board may approve the candidacy of a nominee to serve as Director who does not satisfy all of the qualifications set forth in these Guidelines if it believes the service of such nominee is in the best interests of the Company and its shareholders.

The Board will have a majority of Directors who meet the criteria for independence required by the NASDAQ Stock Market. The Corporate Governance & Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. Nominees for Directorship will be selected by the Corporate Governance & Nominating Committee in accordance with the policies and principles in its charter. The invitation to join the Board should be extended by the Chairman of the Board.

In seeking individuals to serve as Directors, the Corporate Governance & Nominating Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise. Directors should have an active interest in the business of the Company and possess a willingness to represent the best interests of all shareholders without favoring or advancing any particular shareholder or other constituency of the Company. Directors should be able to objectively appraise management performance, possess the highest personal and professional ethics, integrity and values, and be able to comprehend and advise management on complicated issues that face the Company and Board.

In addition to the general requirements listed above, a Director should not have any interests that would materially impair his or her ability to exercise independent judgment, or otherwise discharge the fiduciary duties owed as a Director to the Company and its shareholders. Directors shall have demonstrated significant achievement or have significant management experience in one or more fields of business, professional, governmental, communal, scientific or educational endeavor. Directors are expected to have sound judgment, borne of management or policy-making experience (which may be as an advisor or consultant), that demonstrates an ability to function effectively in an oversight role. Directors shall have a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company. These include contemporary governance concerns; regulatory obligations of a financial holding company, a national bank and public company; strategic business planning; and basic concepts of corporate finance.

A Director of the Company shall no longer qualify to serve as a Director effective as of the end of the term during which the Director becomes 75 years of age. Any vacancy occurring in the Board of Directors shall be filled in accordance with the By-Laws of the Company.

The optimal size of the Board shall be between 10 and 15 Directors. The Board shall be elected annually at the Annual Meeting of Shareholders.

It is the sense of the Board that individual Directors who change their principal employment or no longer have the same principal responsibilities outside of the Company as such Director had at the time the Director was first elected or appointed to the Board, should promptly submit notice to the Corporate Governance and Nominating Committee. It is not the sense of the Board that in every instance the Directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board through the Corporate Governance & Nominating Committee to review the continued appropriateness of Board membership under the circumstances.

Directors must have, and be prepared to devote, adequate time to the Board and its committees. It is expected that each Director will be available to attend substantially all meetings of the Board and any committees on which he or she will serve. No Director may serve on more than three other public company Boards. Directors should advise the Chairman of the Board and the Chairman of the Corporate Governance & Nominating Committee upon accepting an invitation to serve on another public company Board with the exception of the CEO who should obtain prior approval of the Corporate Governance and Nominating Committee in advance of accepting an invitation to serve on another public company Board.

The Board expects that when an executive of the Company who serves on the Board resigns from his or her executive position, he or she will also simultaneously submit his or her resignation from the Board. Whether the individual continues to serve on the Board is a matter for discussion at that time with the independent Board members.

The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Corporate Governance & Nominating Committee will review each Director’s continuation on the Board on a regular basis.

2.	Director Independence Standards

The Board will have a majority of Directors who meet the criteria for independence required by the NASDAQ Stock Market. No Director shall qualify as “independent” unless the Board affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). A material relationship is a relationship that the Board determines, after a consideration of all relevant facts and circumstances, compromises the Director’s independence from management. The Board will consider the issue not merely from the standpoint of the Director, but also from that of persons or organizations with which the director has an affiliation. The Board acknowledges that it is not possible to anticipate, or explicitly provide for, all circumstances that might signal potential conflicts of interest, or that might bear on the materiality of a director’s relationship with the Company. Therefore, determining independence must be accomplished on a case-by-case basis through an in-depth analysis of each Director, the members of his or her immediate family and all of his or her relevant affiliations with the Company, subject to the requirements of applicable laws and regulations and the listing standards of the NASDAQ Stock Market set forth below.

In accordance with the NASDAQ Stock Market, a Director will automatically be deemed not to be “independent” if the Director meets any of the following:

a.	is currently, or has been within the last three (3) years, an employee of the Company or any of its affiliates, or has an immediate family member who has been, within the last three (3) years, an executive officer of the Company.

b.	does receive, or has an immediate family member who receives, or has received during any twelve-month period within the past three (3) years, more than $120,000 per year in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

c.	is a current partner or employee of a firm that is the Company’s internal or external auditor; has an immediate family member who is a current partner of such a firm or an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or within the last three (3) years was or has an immediate family member who was a partner or employee of such a firm and personally worked on the Company’s audit within that time.

d.	is an executive officer or an employee, or has an immediate family member who is an executive officer, of a company (including charitable recipients) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three (3) fiscal years, exceeds the greater of $200,000, or 5% of such other company’s consolidated gross revenues.

e.	is employed, or has an immediate family member who is employed, within the last three (3) years, as an executive officer of another company where any of the Company’s present executives serve on such other company’s compensation committee.

For purposes of the foregoing, “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) sharing such person’s home.

Additionally, a Director of the Company will not fail to be deemed “independent” for purposes of the NASDAQ Stock Market solely as a result of lending relationships (such as depository, transfer, register, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between the Company and its subsidiaries, on the one hand, and a company with which the Director is affiliated by reason of being a Director, officer or a significant shareholder thereof, on the other, provided that the relationship complies with paragraph (d) above and:

a.	such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

b.	with respect to extensions of credit by the Company or its subsidiaries:

i.	such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and

ii.	no event of default has occurred under the loan.

3.	Director Responsibilities and Board Leadership

The basic responsibility of the Directors is to exercise their business judgment, drawn independently and with due care, and to act in what they reasonably believe in good faith to be in the best interests of the Company and its shareholders. In discharging that obligation, Directors should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors. The Directors shall also be entitled to have the Company arrange for reasonable Directors’ and officers’ liability insurance to be made available for purchase by Directors, to the benefits of indemnification to the fullest extent permitted by the law and the Company’s charter, by-laws and any indemnification agreements, and to exculpation as provided by state law and the Company’s charter.

SEC rules require that on an annual basis Directors are expected to attend at least 75% of Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the Directors before the meeting, if possible, and Directors should review these materials in advance of the meeting.

The Board shall be free to choose its Chairman in any way it determines is in the best interests of the Company and its shareholders in accordance with the Company’s Bylaws, including determining whether the Company’s CEO should also serve as Chairman.

In the event the Board makes a determination that it is in the best interests of shareholders for the CEO to also serve as Chairman, the independent members of the Board, after consulting with all members of the Board, shall elect an independent director to serve as Lead Director, with the following duties and responsibilities:

•	serve as chairperson of the Corporate Governance & Nominating Committee;

•	preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of non-management or independent directors;

•	call meetings of the independent or non-management Directors;

•	serve as liaison between the Chairman and the independent and non-management Directors;

•	advise as to the scope, quality, quantity and timeliness of information sent to the Board of Directors;

•	in collaboration with the Chief Executive Officer and Chairman, and with input from other members of the Board, develop and have final authority to approve meeting agendas for the Board of Directors,

•	approve Board of Directors meeting schedules to assure that there is sufficient time for discussion of all agenda items;

-	organize and lead the Board’s evaluation of the Chief Executive Officer;
-	be responsible for leading the Board’s annual self-assessment;

•	be available for consultation and direct communication upon the reasonable request of major shareholders;

•	advise Committee Chairs with respect to agendas and information needs relating to Committee meetings;

•	provide advice with respect to the selection of Committee Chairs; and perform such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

The Lead Director will be elected annually.

Each Board member is free to suggest the inclusion of items on the Board agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

The independent Directors will meet regularly in executive session in accordance with the criteria established by the NASDAQ Stock Market. In the event non-management Directors include an individual who is not independent under the criteria adopted by this Board, at least two executive sessions per year will be scheduled which include only independent Board members. The Director who presides at these meetings will be the Chairman of the Board or the Lead Director, as applicable.

Directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. The Company annually solicits information from Directors in order to monitor potential conflicts of interest and Directors are expected to be mindful of their fiduciary obligations to the Company. When faced with a situation involving a potential conflict of interest, Directors are encouraged to seek advice from the Chief Legal Counsel.

In order to facilitate open discussion, the Board believes maintaining the confidentiality of information and deliberations at all Board and Committee meetings is imperative.

The Board believes that the management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. It is expected that Board members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

4.	Majority Vote Standard for Director Elections

Any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “majority withhold vote”) shall tender his or her resignation to the Chairman of the Corporate Governance and Nominating Committee promptly following certification of the stockholder vote.

The Corporate Governance and Nominating Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it. In determining whether to recommend acceptance or rejection of the tendered resignation, the Corporate Governance and Nominating Committee will consider all factors it deems relevant including, without limitation, the stated reasons why stockholders “withheld” votes from the director, the director’s length of service and qualifications, the director’s contributions to the Company, and the Company’s Corporate Governance Guidelines.

The Board will act on the Corporate Governance and Nominating Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the election occurred. In deciding whether to accept the tendered resignation, the Board will consider the factors considered by the Corporate Governance and Nominating Committee and any additional information and factors the Board believes to be relevant. Promptly following the Board’s decision, the Company will disclose that decision (providing a full explanation of the process by which the decision was reached) in a Form 8-K filed with the Securities and Exchange Commission.

If the Board decides to accept the director’s resignation, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board.

Any director who tenders his or her resignation pursuant to this guideline will not participate in the Corporate Governance and Nominating Committee recommendation or the Board consideration whether to accept or reject the resignation. If a majority of the members of the Corporate Governance and Nominating Committee received a majority withhold vote at the same election, then the independent directors who did not receive a majority withhold vote will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them.

This corporate governance guideline will be summarized or included in each Company proxy statement relating to an election of Company directors.

5.	Board Committees

The Board will have at all times an Audit Committee, Compensation and Management Development Committee, Risk and Credit Policy Committee, Funds Management Committee, Finance and Corporate Development Committee, Community and Social Responsibility Committee and a Corporate Governance & Nominating Committee. With the exception of the Risk and Credit Policy, Community and Social Responsibility, Funds Management and Finance and Corporate Development Committees, all of the members of the committees will be independent Directors under the criteria established by the NASDAQ Stock Market. Committee members will be appointed by the Board upon recommendation of the Corporate Governance & Nominating Committee with consideration of the desires of individual Directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. The schedule for each committee will be furnished to all Directors.

The Board and each committee shall have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance. The Company shall provide for appropriate funding for payment of compensation to the independent legal, financial or other advisors that are retained by the Committee.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

6.	Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a Director wishes to initiate may be arranged through the CEO or the Secretary or directly by the Director. The Directors will use their judgment to ensure that any such contact in not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the CEO on any written communications between a Director and an officer or employee of the Company.

The Board welcomes regular attendance at each Board meeting of senior officers and other personnel of the Company as selected by the CEO. The Board believes that senior officers and other personnel of the Company and its subsidiaries can assist the Board with its deliberations and provide critical insights and analyses, particularly when the Board hears presentations on the business plan of the Company.

7.	Director Compensation

The form and amount of Director compensation will be determined by the Corporate Governance and Nominating Committee in accordance with the policies and principles set forth in its charter. The Corporate Governance and Nominating Committee will conduct a periodic review of Director compensation and make such recommendations as it deems appropriate to the Board for its approval. The Corporate Governance and Nominating Committee will consider that Directors’ independence may be jeopardized if Director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a Director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a Director or an organization with which the Director is affiliated.

8.	Director Orientation and Development

All new Directors must participate in the Company’s Orientation Program, which should be conducted within a reasonable time after the Director’s election or appointment to the Board. This orientation will include presentations by senior management to familiarize new Directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and internal and independent auditors. In addition, the Orientation Program will include visits to Company headquarters and, to the extent practical, certain of the Company’s significant facilities. All other Directors are also invited to attend the Orientation Program.

The Company, with oversight from the Corporate Governance and Nominating Committee, will periodically provide materials for Director development or arrange appropriate programs or sessions for Director participation that relate to the responsibilities of directors of publicly-traded companies.

9.	CEO Evaluation and Management Succession

The Chairman, or Lead Director, if applicable, will conduct an annual review of the CEO’s performance, and the Board of Directors will review the Chairman’s or Lead Director’s report, whichever is applicable, in order to ensure that the CEO is providing the best leadership for the Company in the long- and short-term.

The Corporate Governance & Nominating Committee shall oversee the succession planning process for the office of CEO of the Company. Periodically, the Committee will review that process with the Board, as well as make recommendations to the Board with respect to candidates for that office.

The Compensation and Management Development Committee will make an annual report to the Board on succession planning for the other senior management positions of the Company. The Compensation and Management Development Committee will, in consultation with the CEO, review the talent development and executive succession planning process within the Company to ensure it is effectively managed. The purpose of the review is to ensure that there is a sufficient pool of qualified internal candidates to fill senior leadership positions in the Company.

10.	Stock Ownership Guidelines for Executives and Directors

The Compensation and Management Development Committee of the Board of Directors of the Company established stock ownership guidelines for directors and the members of the Company’s Executive Leadership Group. These guidelines are designed to align the interests of directors and executive management with shareholder interests and encourage long term stock ownership in the Company.

These guidelines provide that the non-employee members of the Company’s Board of Directors must attain an investment position in Company stock of at least five times the annual cash retainer within five years of becoming a board member.

The guidelines for members of the Company’s Executive Leadership Group include tiered target ownership levels to require achievement of either the lesser of a multiple of salary or a fixed number of shares as follows:

Position or Salary	Target Ownership Guideline
Chief Executive Officer	5x salary in stock or 200,000 shares
Chief Operating Officer	4x salary in stock or 100,000 shares
Salary equal to or greater than $250,000	3x salary in stock or 50,000 shares
Salary below $250,000	2x salary in stock or 25,000 shares
Salary equal to or less than $150,000	1x salary in stock or 15,000 shares

Executives are required to hold 100% of net shares until the ownership guideline is achieved. This guideline is waived for executives age 62 or older in order to provide the executive with sufficient opportunity to perform retirement planning. The CEO has authority to permit discretionary hardship exceptions from the stock ownership and holding requirements to enable executives with material financial needs to access their vested shares. The Compensation and Management Development Committee has the authority to permit the same discretionary hardship exception for the CEO.

11. Bonus Recoupment Policy

In the event of a material restatement of the Company’s financial results, the Board believes it would be appropriate to review the circumstances that caused the restatement and to determine whether there should be a recovery of a bonus or incentive payment paid to any executive officer. As part of any review, it would be appropriate to consider whether any cash or equity compensation was awarded on the basis of having achieved specified performance targets, whether such compensation would have been reduced had the financial results been properly reported and whether an executive officer engaged in misconduct that contributed to the restatement. Misconduct includes violations of the Company’s Code of Conduct or policies or any failure to act (whether due to intentional conduct or error) that could reasonably be expected to cause financial or reputational harm to the Company.

Depending on the outcome of a review, appropriate action could include actions such as termination of employment, reducing compensation in the year the restatement was made, seeking repayment of any cash bonuses received for the period restated, or adjusting, modifying or canceling any equity compensation awarded or earned for the period restated. Consideration may also be given to whether or not any one or more of such actions should be extended to employees other than executive officers. For purposes of this policy, executive officer means any officer who is a member of the Company’s Executive Leadership Group.

12. Annual Performance Evaluation

The Corporate Governance and Nominating Committee will conduct an annual Board self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance & Nominating Committee will receive comments from all Directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

13.	Code of Business Conduct and Ethics

The Company will have a comprehensive Code of Business Conduct and Ethics that address among other things, the following topics: working with integrity; personal conduct; honesty and fair dealing; compliance with laws, rules and regulations (including federal securities laws); conflicts of interest; corporate opportunities; protection and proper use of Company assets; protecting confidential information; and the reporting of any illegal or unethical behavior. Each Director is expected to be familiar with and to follow the Code of Conduct to the extent applicable to them.

Rev. 3/2016